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                                                                       EXHIBIT D



                               COVENANT NOT TO COMPETE
                             (Stock Repurchase Agreement)


    THIS COVENANT NOT TO COMPETE (the "Agreement") is made and entered into this 19th day of November, 1993, by and between TICKETMASTER HOLDINGS GROUP, LTD., an Illinois corporation (the "Company"), and Fredric D. Rosen, an individual ("Shareholder"), with reference to the following facts:

         A. Pursuant to that certain Stock Repurchase Agreement of even date herewith between the Company and Shareholder (the "Repurchase Agreement"), the Company has repurchased all of the issued and outstanding Common Stock of the Company (the "Shares") owned directly or indirectly by Shareholder. Absent this agreement, the Company would have been unwilling to purchase the Shares under the Repurchase Agreement. Capitalized terms otherwise not defined herein shall have the meanings set forth in the Repurchase Agreement.

    B. For purposes of this Agreement, the "Ticketmaster Businesses" shall mean the computerized sale of tickets for sporting, theatrical, cinematic, live theatrical, musical or any other events on behalf of various venues and promoters through distribution channels currently being utilized by the Company or any of its subsidiaries or affiliates (as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended).

         NOW, THEREFORE, based on the above premises and in consideration of the repurchase by the Company of the Shares, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. COVENANT NOT TO COMPETE. For a period of three (3) years from and after the date hereof, Shareholder will not, without the prior written consent of the Company, directly or indirectly engage in or assist any activity which is the same as, similar to, or competitive with the Ticketmaster Businesses (other than on behalf of the Company or any of its subsidiaries or affiliates) including, without limitation, whether such engagement or assistance is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the world that the Company or any of the Ticketmaster Entities has been engaged , including without limitation, the United States, Canada, Mexico, England, Ireland, Scotland, Europe and Australia. Nothing herein shall limit Shareholder's ability to own interests in or manage entities which sell tickets as an incidental part of their primary businesses (e.g. cable networks, on-line computer services, sports teams, arenas, hotels, cruise lines, theatrical and movie

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productions and the like) and which do not hold themselves out generally as competitors of the Company and its subsidiaries.

    2. SOLICITATION OF EMPLOYEES. For a period of three (3) years from and after the date hereof, the Shareholder shall not (i) directly or indirectly induce or attempt to induce any person then employed (whether part-time or full-time) by the Company or any of its subsidiaries or affiliates whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company or to any of its subsidiaries or affiliates or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to any of the Ticketmaster Businesses.

    3. NON-SOLICITATION OF CUSTOMERS. For a period of three (3) years from and after the date hereof, Shareholder shall not solicit any customers of the Company or any of its subsidiaries or affiliates or encourage any such customers to use the facilities or services of any competitor of the Company or any of its subsidiaries or affiliates. Customer shall mean any person who engages the Company or any of its subsidiaries or affiliates to sell, on its behalf as agent, tickets to the public.

    4. PROPRIETARY INFORMATION. Shareholder will not at any time (during or after the periods referred to above) disclose or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, any proprietary information of the Company or other Ticketmaster Entity. "Proprietary information of the Company or other Ticketmaster Entity" means all information known or intended to be known only to employees of the Company or any of its subsidiaries or affiliates in a confidential relationship with the Company or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Company or other Ticketmaster Entities. Shareholder agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries and affiliates.

    5. EQUITABLE RELIEF. Shareholder acknowledges that the covenants contained in Sections 1 through 4 hereof are reasonable and necessary to protect the legitimate interests of the Company, that in the absence of such covenants the Company would not have entered into the Repurchase Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or

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threatened breach would be inadequate.  Accordingly, the Shareholder agrees that the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Shareholder from any breach or threatened breach of such covenants.

    6.   MISCELLANEOUS.

         6.1 COMPLETE AGREEMENT; MODIFICATIONS. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

         6.2 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

         6.3 NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service, facsimile, telegram, telecopy or certified mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three ( 3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

              (i)  If to the Shareholder:

                   c/o Ticketmaster Corporation
                   3701 Wilshire Boulevard
                   7th Floor
                   Los Angeles, California  90010
                   Telecopy No.:  (213) 382-1146

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              With a copy to:

                   Stephen J. Saft
                   Kleban & Samor, P.C.
                   2425 Post Road
                   Southport, Connecticut 06490

              (ii) If to the Company:

                   Ticketmaster Holdings Group, Ltd.
                   3701 Wilshire Boulevard
                   Los Angeles, California 90010
                   Attention:  General Counsel

              With a copy to:

                   Neal Gerber & Eisenberg
                   Two North LaSalle Street
                   Suite 2200
                   Chicago, Illinois 60602
                   Attention:  Charles Evans Gerber
                   Telecopy No.:  (312) 269-1787

         6.4 SUCCESSORS AND ASSIGNS. Except as provided herein to the contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of all other parties hereto.

         6.5 GOVERNING LAW; JURISDICTION. All questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the State of Illinois, regardless of the choice of law provisions of that State or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal or state court located in Chicago, Illinois. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

         6.6 WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.



         6.7 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

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         6.8  SEVERABILITY.  The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of the prescribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of prescribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law and each of the parties hereto shall request any court considering the enforceability of this Agreement to construe and/or reform it so as to render it enforceable to the maximum extent as provided above.

         6.9 REPRESENTATION OF PARTIES. The parties hereto acknowledge that they are sophisticated and have been represented by lawyers throughout this transaction.

         6.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         6.11 TERMINATION. Should the Company hereafter enter into any other agreement with Shareholder providing a substantially identical covenant not to compete with a term shorter than the three years provided herein or, under certain circumstances, providing for less restrictive provisions or earlier termination thereof, then such less restrictive provision or earlier termination shall supersede and be substituted for the provisions and terms herein provided.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                        ---------------------------------
                        Fredric D. Rosen

                        TICKETMASTER HOLDINGS GROUP, LTD.


                        By:
                           ------------------------------
                           Title:


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